Zion Oil & Gas Newsletter
Friday, April 1, 2011
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Dear Shareholder and/or Friend of Zion...

Since my previous update to you on March 18, 2011, we have been 'directionally' drilling the Ma'anit-Joseph #3 well (meaning that we are drilling at a slight angle to the vertical) and have now reached a measured depth of 16,580 feet (5,053 meters). You can read our latest operational update below.

The Ma'anit-Joseph #3 well is already one of the deepest wells ever drilled onshore Israel. Almost certainly, stratigraphically (i.e. with regard to the age of the sedimentary rocks in the rock strata), in Northern Israel, no-one has ever drilled as deep as our current well has already been drilled.

To quote from the operational update below:

"We have now drilled deeper than we have ever drilled before."

Of course, drilling at such great depths brings with it great technical challenges. This past week, the pipe became stuck for a few hours and had to be worked loose. As we send you this update, we are having to work the pipe loose again, although I hasten to add that we have full mud circulation and rotary movement on the drilling bit.

I believe that, collectively, we have a team with all of the necessary professional skills to meet the challenges of drilling at such great depth and will soon succeed to penetrate the deep geological strata under our license area in northern Israel.

Zion's target depth for our current well is at approximately 19,360 feet (5,900 meters).

Here is this week's operational update:

 The Ma'anit-Joseph #3 Wellsite

Drilling Operations at the Ma'anit-Joseph #3 Wellsite

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

Since the previous update, we have been drilling ahead, directionally, and have made good progress.  As of today, Friday, April 1, 2011, we have drilled to a depth of approximately 16,580 feet (5,053 meters) MD.  When drilling a directional well, the reference to "MD" means Measured Depth or the total length of well drilled. This distinguishes from "TVD" which means True Vertical Depth or the equivalent depth of the well if drilled vertically. The current TVD of the well is approximately 16,555 feet (5,046 meters).

We have now drilled deeper than we have ever drilled before.

Our target in the Permian remains at a TVD of approximately 19,360 feet (5,900 meters) and our geologists advise that we should soon penetrate the top of the Permian-age geologic formations.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.
www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Mike Williams at:
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300, Dallas, TX 75231
telephone 1-214-221-4610
email: dallas@zionoil.com
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